[Exhibit 21 - List of Subsidiaries]


NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION
--------------------------------------------------------------------------------

Cirmaker Industry Co., Ltd.              Taiwan, Republic of China
--------------------------------------------------------------------------------
Masterwealth Limited                     British Virgin Islands
--------------------------------------------------------------------------------
Evergreat Technology Corporation         Mauritius corporation
--------------------------------------------------------------------------------
Cirmaker Technology Corp.                British Virgin Islands
--------------------------------------------------------------------------------
Masterwealth Limited                     People's Republic of China
--------------------------------------------------------------------------------
Evergreat Technology Corporation         People's Republic of China
--------------------------------------------------------------------------------
Shaanxi New Century Electric Co., Ltd.   People's Republic of China
--------------------------------------------------------------------------------